UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-34004	61-1551890
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 824 3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2011, Scripps Networks Interactive, Inc. (the “Company”) completed the sale of its $500,000,000 aggregate principal amount of 2.700% Senior Notes due 2016 (the “Notes”). The Notes were issued in the form filed as Exhibit 4.3 hereto and are governed by the terms of an Indenture, dated as of December 1, 2011 (the “Base Indenture”), entered into with U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by a First Supplemental Indenture thereto, dated as of December 1, 2011, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be unsecured senior obligations of the Company and will rank equally in right of payment with the Company’s existing and future unsecured and unsubordinated indebtedness. As of September 30, 2011, on a pro forma basis after giving effect to the offering of the Notes and the application of the estimated proceeds therefrom, the Company will have no indebtedness outstanding that ranks equally and ratably in right of payment with the Notes and will have no secured indebtedness outstanding, and the Company’s subsidiaries will have approximately $885,000,000 in aggregate principal amount of indebtedness outstanding, which the Notes will be effectively subordinated to.

The Company will pay interest on the Notes semi-annually on June 15 and December 15 of each year and on the maturity date of the Notes, beginning on June 15, 2012. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. The Notes will mature on December 15, 2016.

The Company may, at its option, redeem the Notes in whole at any time or in part from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the First Supplemental Indenture) plus 30 basis points, plus accrued interest on the Notes to the redemption date.

If a change of control triggering event (as described more fully in the First Supplemental Indenture) occurs, the Company will be required to offer to purchase the Notes from the holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest unless the Company has exercised its option to redeem the Notes.

The Indenture contains customary events of default. If an event of default with respect to the Notes has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal of all the Notes to be due and payable immediately.

The foregoing description of the First Supplemental Indenture (including the form of the Notes) and the Base Indenture is qualified in its entirety by the terms of such agreements. Please refer to the First Supplemental Indenture and form of Base Indenture, which are incorporated herein by reference and attached as Exhibit 4.2 hereto and Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on November 28, 2011, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.2	First Supplemental Indenture

4.3	Form of Global Note Representing the 2016 Notes (included in Exhibit 4.2)

5.1	Opinion of DLA Piper LLP (US)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Joseph NeCastro
Name: Joseph NeCastro
Title: Chief Financial and Administrative Officer

Date: December 1, 2011

INDEX TO EXHIBITS

Exhibit No	Description
4.2	First Supplemental Indenture

4.3	Form of Global Note Representing the 2016 Notes (included in Exhibit 4.2)

5.1	Opinion of DLA Piper LLP (US)